FOR IMMEDIATE RELEASE	CONTACT:	Ned Mavrommatis, CFO
201-996-9000; fax: 201-996-9144
ned@id-systems.com

I.D. Systems, Inc. Reports First Quarter Financial Results

Hackensack, NJ, May 7, 2008—I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the first quarter of 2008. Revenues for the three months ended March 31, 2008, were $4.3 million, compared to $4.6 million for the three months ended March 31, 2007. GAAP net loss for the quarter was $2.0 million, or ($0.19) per basic and diluted share, compared to GAAP net loss of $1.5 million, or ($.13) per basic and diluted share, for the first quarter of 2007.

Non-GAAP net loss for the first quarter of 2008 was $1.2 million, or ($0.11) per basic and diluted share, compared to non-GAAP net loss of $695,000, or ($0.06) per basic and diluted share, for the first quarter of 2007. Non-GAAP results were calculated by adjusting GAAP net results for the impact of stock-based compensation, which was $785,000 for the first quarter of 2008 and $767,000 for the first quarter of 2007. A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

“We continue to earn repeat business from core customers, most notably the U.S. Postal Service, for whom our unique wireless industrial vehicle management technology provides significant economic benefits,” said Jeffrey Jagid, I.D. Systems’ chairman and chief executive officer. “At the same time, our expanded sales and marketing team continues to focus on diversifying our customer base and sources of revenue. For example, we added Continental Tire North America, Inc. to our customer base during the quarter. We have made significant progress building our sales pipeline, through both direct efforts and indirect channel partners, and we remain optimistic about reaching our financial goals for 2008, including $24 million in revenues.”

For the quarter ended March 31, 2008, gross profit margin was 48.8%, compared to 48.5% for the corresponding period in 2007.

“We made several strategic moves during the first quarter that should help us achieve our financial goals,” continued Mr. Jagid. “We came to terms on a marketing agreement, finalized in April, 2008, with European supply chain systems integrator Zetes Industries. We believe that the ability of our technology to optimize material handling operations fits well with Zetes’ portfolio of supply chain solutions, which include voice-directed work, bar coding and RFID, and that Zetes will be an outstanding partner in marketing our products and services in Europe. At the same time, we finalized details for the acquisition of the PowerKey brand of industrial vehicle monitoring products, also completed in April, 2008. This transaction provides I.D. Systems with a broader base of quality customers—like Caterpillar, Owens Corning, Visteon and Whirlpool—and more product offerings in the entry-level segment of our market.”

Selling, general and administrative expenses for the quarter were $4.3 million, including $649,000 in stock-based compensation, compared to $3.8 million, including $573,000 in stock-based compensation, for the first quarter in 2007. The increase was attributable primarily to increased payroll and related expenses resulting from the hiring of additional employees to position the company for growth. Research and development expenditures for the first quarter of 2008 were $711,000, including $115,000 in stock-based compensation, compared to $706,000, including $183,000 in stock-based compensation, for the corresponding period in 2007. Interest income for the quarter was $826,000, compared to $792,000 for the same period in 2007.

As of March 31, 2008, I.D. Systems had $58.1 million in cash, cash equivalents and marketable securities, and $35.9 million of working capital, compared to $65.0 million and $31.9 million, respectively, as of December 31, 2007.

Highlights of the first quarter ended March 31, 2008, included:

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•
The United States Postal Service (USPS) awarded I.D. Systems a national contract extension, through December 31, 2010, to continue deploying I.D. Systems’ Wireless Asset Net® industrial vehicle management system throughout the United States.

•
The USPS placed new purchase orders with I.D. Systems, valued at approximately $5.4 million, to implement the Wireless Asset Net® system at 16 additional mail distribution facilities, increasing the number of USPS facilities utilizing the Wireless Asset Net® to 96.

•	Walgreen Co. expanded its deployment of the Wireless Asset Net® system, bringing the number of Walgreens distribution centers utilizing I.D. Systems’ patented technology from seven to nine.

•	A major U.S.-based rental car company expanded its deployment of I.D. Systems’ automated wireless rental fleet management system.

•
Continental Tire North America, Inc., the U.S. subsidiary of global automotive supplier Continental AG, became an I.D. Systems customer when it ordered the Wireless Asset Net® system for a manufacturing facility in Illinois.

•
In March 2008, I.D. Systems was notified that its patent application entitled “Robust, Wireless Communications System Architecture and Asset Management Applications Performed Thereon” would be granted. U.S. Patent number 7,356,494, describing the decentralization of a broad range of asset management capabilities with respect to wireless connectivity, was subsequently issued on April 8, 2008.

•
I.D. Systems completed due diligence for its April, 2008 acquisition of PowerKey, the industrial vehicle monitoring products division of International Electronics, Inc., and simultaneously planned the launch of a new wireless product termed PowerKeyPLUS™ targeted at the entry-level segment of the industrial vehicle management market, as announced on April 8, 2008.

•
The company came to terms on a strategic agreement, finalized in April 2008, with Zetes Industries (Euronext Brussels: ZTS), a leading European automatic identification technology systems integrator, under which Zetes will market I.D. Systems’ products and services throughout Europe, as announced on April 22, 2008.

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts at 4:45 p.m. Eastern Time on May 7, 2008. Jeffrey Jagid, chairman and CEO, will lead a discussion on the results of the quarter and recent developments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance.  These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share.  Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of I.D. Systems' current financial performance and provide further information for comparative information due to the adoption of accounting standard SFAS 123R.  Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook.  Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included in this press release.

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About I.D. Systems

Based in Hackensack, NJ, I.D. Systems, Inc. is a leading provider of wireless solutions for managing and securing high-value enterprise assets. These assets include industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles. The Company’s patented Wireless Asset Net system, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control track, monitor and analyze their assets. For more information, visit www.id-systems.com.

About the Wireless Asset Net®

The Wireless Asset Net® system improves productivity in manufacturing and distribution operations by establishing accountability for use of equipment, ensuring equipment is in the proper place at the right time, streamlining work flow through automated messaging, and providing management with unique metrics on—and controls over—equipment utilization. The system also improves workplace safety and security by restricting vehicle access to trained, authorized operators and providing electronic vehicle inspection checklists. In addition, the system reduces maintenance expenses by automatically uploading vehicle data, reporting vehicle problems in real time, scheduling maintenance according to actual vehicle usage rather than on a calendar basis, and helping determine the optimal economic time to replace equipment.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company's outlook for 2008 financial results. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  These forward-looking statements are subject to risk and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of the Company’s key customers or reduction in the purchase of its products by any such customers, the failure of the market for the Company’s products to continue to develop, the inability to protect the Company’s intellectual property, the inability to manage the Company’s growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2007. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update the information contained in this press release.

-- Tables to Follow --

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I.D. Systems, Inc.
GAAP Condensed Statements of Operations
(Unaudited)

	Three months ended
	March 31,
	2007	2008
Revenue:
Products	$2,310,000	$3,253,000
Services	2,311,000	1,075,000
	4,621,000	4,328,000
Cost of Revenue:
Cost of products	1,146,000	1,536,000
Cost of services	1,233,000	680,000
	2,379,000	2,216,000

Gross Profit	2,242,000	2,112,000

Selling, general and administrative expenses	3,824,000	4,261,000
Research and development expenses	706,000	711,000

Loss from operations	(2,288,000)	(2,860,000)
Interest income	792,000	826,000
Interest expense	(4,000)	--
Other income	38,000	--

Net loss	$(1,462,000)	$(2,034,000)

Net loss per share - basic and diluted	$(0.13)	$(0.19)

Weighted average common shares outstanding - basic and diluted	11,346,000	10,881,000

I.D. Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
	Three Months Ended March 31,
	2007	2008
Net loss attributable to common stockholders	$(1,462,000)	$(2,034,000)
Stock-based compensation	767,000	785,000
Non-GAAP net loss	$(695,000)	$(1,249,000)
Non-GAAP net loss per share - basic and diluted	$(0.06)	$(0.11)

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I.D. Systems, Inc.
Condensed Balance Sheets

	December 31, 2007	March 31, 2008
		(Unaudited)
ASSETS
Cash and cash equivalents	$5,103,000	$16,502,000
Marketable securities - short term	21,385,000	11,548,000
Accounts receivable, net	2,875,000	3,398,000
Unbilled receivables	580,000	1,851,000
Inventory	4,420,000	3,589,000
Interest receivable	142,000	74,000
Prepaid expenses and other current assets	291,000	204,000
Total current assets	34,796,000	37,166,000

Marketable securities - long term	38,515,000	30,020,000
Fixed assets, net	1,398,000	1,298,000
Other assets	87,000	87,000

	$74,796,000	$68,571,000
LIABILITIES
Accounts payable and accrued expenses	$2,594,000	$1,029,000
Current portion of long term debt	19,000	--
Deferred revenue	291,000	257,000
Total current liabilities	2,904,000	1,286,000

Deferred revenue	167,000	151,000
Deferred rent	55,000	50,000
Total liabilities	3,126,000	1,487,000

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $.01 par value; none issued	--	--
Common stock; authorized 50,000,000 shares, $.01 par value; 11,561,000 and 11,578,000 shares issued at December 31, 2007 and March 31, 2008, respectively, shares outstanding, 11,015,000 and 10,737,000 at December 31, 2007 and March 31, 2008, respectively.	115,000	115,000
Additional paid-in capital	97,076,000	97,868,000
Accumulated deficit	(19,492,000)	(21,526,000)
Comprehensive income/(loss)	11,000	(1,023,000)
	77,710,000	75,434,000
Treasury stock; 546,000 shares and 841,000 shares at cost at December 31, 2007 and March 31, 2008, respectively	(6,040,000)	(8,350,000)
Total stockholders’ equity	71,670,000	67,084,000
Total liabilities and stockholders’ equity	$74,796,000	$68,571,000

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I.D. Systems, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2007	2008
Cash flows from operating activities:
Net loss	$(1,462,000)	$(2,034,000)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Inventory reserve	75,000	--
Accrued interest (expense) income	(16,000)	24,000
Stock-based compensation expense	767,000	785,000
Depreciation and amortization	133,000	140,000
Deferred rent expense	(5,000)	(5,000)
Deferred revenue	76,000	(50,000)
Deferred contract costs	8,000	--
Changes in:
Accounts receivable	1,257,000	(523,000)
Unbilled receivables	297,000	(1,271,000)
Inventory	444,000	831,000
Prepaid expenses and other assets	62,000	87,000
Accounts payable and accrued expenses	(1,291,000)	(1,565,000)
Net cash provided by (used in) operating activities	345,000	(3,581,000)

Cash flows from investing activities:
Purchase of fixed assets	(76,000)	(40,000)
Purchase of investments	(3,811,000)	(2,350,000)
Maturities of investments	5,578,000	19,692,000
Collection of officer loan	3,000	--

Net cash provided by investing activities	1,694,000	17,302,000

Cash flows from financing activities:
Repayment of term loan	(54,000)	(19,000)
Proceeds from exercise of stock options	52,000	7,000
Purchase of treasury shares	--	(2,310,000)

Net cash used in financing activities	(2,000)	(2,322,000)
Net increase in cash and cash equivalents	2,037,000	11,399,000
Cash and cash equivalents - beginning of period	9,644,000	5,103,000
Cash and cash equivalents - end of period	$11,681,000	$16,502,000
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$4,000	$--
Noncash activities:
Unrealized loss on investments	$(9,000)	$(1,034,000)

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